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                                                                   EXHIBIT 10(d)


                                   TIDEWATER

                           THIRD AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                  PENSION SERP



                               November 28, 2000
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                                TIDEWATER INC.

                          THIRD AMENDED AND RESTATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS

PREAMBLE............................................................    1

ARTICLE 1:   PURPOSE OF THE PLAN....................................    1

ARTICLE 2:   THE PENSION PLAN.......................................    1

ARTICLE 3:   ADMINISTRATION.........................................    1

ARTICLE 4:   ELIGIBILITY............................................    2

ARTICLE 5:   AMOUNT OF SUPPLEMENTAL PENSION BENEFIT.................    2

ARTICLE 6:   PAYMENT OF SUPPLEMENTAL PENSION BENEFIT................    3

ARTICLE 6A.  PAYMENT ELECTION IN ANTICIPATION OF A CHANGE
               OF CONTROL...........................................    3

ARTICLE 7:   EMPLOYEES' RIGHTS......................................    4

ARTICLE 8:   AMENDMENT AND DISCONTINUANCE...........................    4

ARTICLE 8A:  CHANGE OF CONTROL......................................    5

ARTICLE 9:   RESTRICTIONS ON ASSIGNMENT.............................    7

ARTICLE 10:  NATURE OF AGREEMENT....................................    7

ARTICLE 11:  CONTINUED EMPLOYMENT...................................    7

ARTICLE 12:  BINDING ON EMPLOYER, EMPLOYEES AND THEIR SUCCESSORS....    8

ARTICLE 13:  LAWS GOVERNING.........................................    8

ARTICLE 14:  MISCELLANEOUS..........................................    8
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                                 TIDEWATER INC.

                           THIRD AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

     Tidewater Inc. ("Employer") is the sponsor of the Tidewater Pension Plan ("Pension Plan"), which is a plan qualified under Section 401(a) of the Internal Revenue Code of 1986 ("Code"). Benefits under the Pension Plan are limited by various sections of the Code, such as Sections 401(a)(17) and 415. In order to provide benefits to a select group of management or highly compensated employees equal to the benefits that such employees are prevented from receiving under the Pension Plan because of those Code limitations, the Employer adopted a nonqualified unfunded plan known as the Tidewater Inc. Supplemental Executive Retirement Plan ("Plan"), effective as of July 1, 1991. The Plan also replaces certain service lost under the Pension Plan due to breaks in service, and enhances the benefit calculation formula. The Employer amended and restated the Plan effective January 1, 1993, further amended the Plan effective January 1, 1994, adopted two amendments and amended and restated the Plan effective October 1, 1999, further amended the Plan effective November 28, 2000 and hereby restates the Plan effective November 28, 2000, as set forth below.

                        ARTICLE 1:  PURPOSE OF THE PLAN

     The Employer intends and desires by the adoption of this Plan to recognize the value to the Employer of past and present services of certain Eligible Employees and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of this Plan is made necessary by certain limitations on contributions and benefits which are imposed on the Pension Plan by the Code. The Employer also wishes to compensate certain members of management or highly compensated employees who may have been disadvantaged by the break in service rules under the Pension Plan and to enhance the benefit calculation formula.

                          ARTICLE 2:  THE PENSION PLAN

     The Pension Plan, whenever referred to in this Plan, shall mean the Tidewater Pension Plan, as amended, as it exists as of the date any determination is made of benefits payable under this Plan. All terms used in this Plan shall have the meanings assigned to them under the provisions of the Pension Plan, unless otherwise qualified by the context. Since this Plan is intended to supplement the Pension Plan, any ambiguities or gaps in this Plan shall be resolved by reference to the Pension Plan document.

                           ARTICLE 3:  ADMINISTRATION

     This Plan shall be administered by the Compensation Committee of Employer's Board of Directors, the Employee Benefits Committee, and the Board of Directors of the Employer, which shall administer this Plan in a manner consistent with their duties of administration of the Pension Plan. Each of these governing bodies shall have full power and authority to interpret, construe and administer this Plan in accordance with their respective duties under the Pension Plan, and a governing body's interpretations and constructions hereof and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, within the
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scope of its authority, shall be binding and conclusive on all persons for all purposes. No member of a governing body shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan, unless attributable to his own willful misconduct or lack of good faith. Each administrator shall be fully indemnified as provided in the Pension Plan. A member of a governing body shall not participate in any action or determination regarding his own benefits hereunder.

                            ARTICLE 4:  ELIGIBILITY

     To be eligible to participate in this Plan, an Employee must satisfy the following conditions, (a) and (b):

        1.  The Employee must be a Participant in the Pension Plan;

        2. The Employee must serve as the Chief Executive Officer, the President, a Vice President or the Corporate Controller of the Employer.

       An Employee who satisfies conditions (a) and (b) is referred to as an "Eligible Employee." An Eligible Employee who ceases to be an Eligible Employee because of a change in his status as an officer under (b), shall have benefits under this Plan frozen as of the date he ceases to be an officer described in
(b), and his benefits shall be paid as provided in Articles 6 and 6A. Notwithstanding the foregoing, the Board of Directors or the Compensation Committee of the Board of Directors of the Employer may, in its discretion, determine to increase benefits hereunder, accelerate the time or times of payment of benefits hereunder or change the date (but not retroactively) on which benefits cease to accrue, for an Employee who is age 55 or older and for whom a significant change in the terms of employment has occurred.

       Notwithstanding anything to the contrary, the Plan may not be amended to preclude the participation in the Plan, on the same basis as other Eligible Employees, of the person serving on October 1, 1999 as the Chief Executive Officer, the President, a Vice President or the Corporate Controller of the Employer, as long as such person continues to serve in such position or in any equivalent or higher position.

               ARTICLE 5:  AMOUNT OF SUPPLEMENTAL PENSION BENEFIT

       Unless otherwise determined by the Board of Directors or Compensation Committee under Article 4, the amount of supplemental pension benefit shall be:

       (a) The supplemental pension benefit payable to an Eligible Employee or his Beneficiary or Beneficiaries under this Plan shall be the actuarial equivalent (based on the definition of this term in Section 1.02 of the Pension
Plan) of the excess, if any, of (i) over (ii) as described below:

               (i) the benefit which would have been payable to such Eligible Employee or on his behalf to his Beneficiary or Spouse, as the case may be, under the Pension Plan (but not taking into account any Additional Monthly Benefit payable under Section 5.07 of the Pension Plan), if the provisions of Pension Plan were administered without regard to either the maximum amount of retirement income limitations of Section 415 of the Code, or the maximum compensation limitation of Section 401(a)(17) of the Code,

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               (ii) the benefit (including any Additional Monthly Benefit) which is in fact payable to such Eligible Employee or on his behalf to his Beneficiary or Spouse under the Pension Plan.

       (b) The computation in paragraph (a) above shall be made as though the factor, 0.85%, in Section 5.01(b)(1) of the Pension Plan were 1.35%.

       (c) The computation in paragraph (i) above shall be made as though the Employee's service under the Pension Plan included the service prior to a break in service lost under such Plan as a result of a break in service. After an Employee becomes an Eligible Employee, he may request the Employer to provide him with a written statement of the number of years of service lost under the Pension Plan. If the Eligible Employee disagrees with the Employer's determination, he immediately shall contest it through the Plan's Appeal Procedure referenced in Article 14, below. In the absence of the Eligible Employee's timely request and objection, the Employer's determination shall become fixed.

       (d) Supplemental pension benefits payable under this Plan to any recipient shall be computed in accordance with the foregoing, with the objective that such recipient should receive under this Plan and the Pension Plan the total amount which would have been payable to that recipient solely under the Pension Plan (as enriched by (b) and (c)), had neither Section 415 nor Section 401(a)(17) of the Code been applicable thereto. An Eligible Employee who is not entitled to benefits under the Pension Plan is not entitled to supplemental pension benefits under this Plan.

              ARTICLE 6:  PAYMENT OF SUPPLEMENTAL PENSION BENEFIT

       Except as provided in Article 4, 8 or 8A or unless the Employee elects otherwise under this Article 6 or Article 6A, the supplemental pension benefit under the Plan with respect to an Employee shall commence at the same time and be paid in the same form and to the same recipient as the benefit with respect to the Employee that is payable under the Pension Plan. An Employee can elect, on a form provided by the Committee, to receive a benefit commencing at an earlier date following termination of employment and after reaching age 55, but only if the election is made at least 13 months prior to the benefit commencement date. The earlier benefit can be paid in any form permitted under the Pension Plan. The benefit paid earlier than the benefit under the Pension Plan shall be determined as if the Pension Plan benefit were being paid at the same time and in the same form as the benefit under the Plan.

       The foregoing notwithstanding, if the total value of the benefit payable under the Plan to the Employee or the Employee's Spouse upon the Employee's termination of employment (by retirement, death or otherwise) is less than $10,000, the recipient shall receive an immediate lump sum benefit.

      ARTICLE 6A.  PAYMENT ELECTION IN ANTICIPATION OF A CHANGE OF CONTROL

       An Employee or a former Employee who has not yet satisfied the requirements to begin to receive payment of benefits under the Plan can also elect at any time prior to a Change of Control, in a form and manner reasonably satisfactory to the Company, to have the supplemental pension benefit that becomes payable under the Plan to such Employee or former Employee following a Change of Control paid in cash in the form of a lump sum as of the date payments to the Employee would otherwise commence under the terms of the Plan, without

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regard to the form of payment provisions otherwise provided in the Plan and any payment or distribution elections applicable to the payment of the Employee's or former Employee's benefit in the absence of a Change of Control. A former Employee who has satisfied the requirements to begin to receive the payment of benefits under the Plan, whether or not payments have commenced, can also elect at any time prior to a Change of Control, in a form and manner reasonably satisfactory to the Company, to have the full value of the remaining supplemental pension benefits payable to such former Employee paid in a lump sum in cash within five business days of the Change of Control, without regard to the form of payment provisions otherwise provided in the Plan and any payment or distribution elections applicable to the payment of the former Employee's benefit in the absence of a Change of Control. The determination of the lump sum amount shall be made using the same assumptions as are used in the Pension Plan to determine the amount of a lump sum benefit.

                         ARTICLE 7:  EMPLOYEES' RIGHTS

       No Employee, Spouse or Beneficiary shall have greater rights under this Plan than those of general creditors of the Employer. Benefits payable under this Plan shall be a mere promise to pay in the future and shall be general, unsecured obligations of the Employer, to be paid by the Employer from its own funds. Such payments shall not (i) impose any additional obligation upon the Employer under the Pension Plan; (ii) be paid from the Pension Plan; or (iii) have any effect whatsoever upon the Pension Plan. No Employee or his Beneficiary or Spouse shall have any title to or beneficial ownership in any assets which the Employer may use to pay benefits hereunder. Notwithstanding the foregoing provisions of this Article 7 and any other provision of the Plan (including, without limitation, Article 10), the Employer may, in its discretion, establish a trust to pay amounts becoming payable pursuant to the Plan, which trust shall be subject to the claims of the general creditors of the Employer in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.

                    ARTICLE 8:  AMENDMENT AND DISCONTINUANCE

       The Employer expects to continue this Plan indefinitely but, except as otherwise provided, reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if the Employer should amend or discontinue this Plan, the Employer shall continue to be liable to pay all benefits accrued under this Plan (determined on the basis of each Employee's presumed termination of employment as of the date of such amendment or discontinuance), as of the date of such action. Such accrued benefits shall be calculated pursuant to the provisions of the Plan immediately prior to any such amendment or discontinuance. Upon a discontinuance, all benefits shall be 100% vested, and a lump sum equal to the actuarial present value of each Employee's unpaid accrued benefit under this Plan shall be distributed to the Employee (or his Beneficiary or Spouse), and the Employer shall have no further obligation under this Plan. Such lump sum distributions shall be distributed within the thirty (30) days immediately following such discontinuance. No amendment shall be deemed to cause a reduction in an Employee's accrued benefit under the Plan if the reduction of the benefit under this Plan is paired with a corresponding increase in the accrued benefit under the Pension Plan.

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                         ARTICLE 8A:  CHANGE OF CONTROL

       8A.01 Effect of Change of Control. Upon a Change of Control (as defined in Section 8A.02 hereof) all benefits which have accrued under the Plan shall immediately become fully vested. Upon or after a Change of Control, the Plan shall be deemed to have been discontinued (within the meaning of Article 8 hereof) upon the first to occur of the following: (i) the date of the Change of Control if the successor to the Employer shall have failed to assume the obligations under the Plan prior to or upon such Change of Control, either by express agreement or by operation of law, (ii) the date of any amendment to the Plan which reduces or adversely affects either the benefit accrued with respect to any Employee or the future benefit accrual of any Employee (unless paired with a corresponding increase in the benefit paid under the Pension Plan), or
(iii) if the Employer shall have established a trust as described in the last two sentences of Article 7 hereof, any failure of the Employer (or the successor to the Employer) to make in a timely fashion any contribution to the trust with respect to benefits accrued under the Plan which may be required by the terms of such trust.

       8A.02 Definition of Change of Control. As used in this Section 8A, 'Change of Control' shall mean:

       (i) the acquisition by any 'Person' (as defined in Section 8A.03 hereof) of 'Beneficial Ownership' (as defined in Section 8A.03 hereof) of 30% or more of the outstanding Shares of the Company's Common Stock, $0.10 par value per share (the 'Common Stock') or 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 8A.02(i), the following shall not constitute a Change of Control:

               (A) any acquisition (other than a 'Business Combination' (as defined in Section 8A.02(iii) hereof) which constitutes a Change of Control under Section 8A.02(iii) hereof) of Common Stock directly from the Company,

               (B) any acquisition of Common Stock by the Company or its subsidiaries,

               (C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

               (D) any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under Section 8A.02(iii) hereof; or

       (ii) individuals who, as of the effective date of the Amendment, constitute the Board (the 'Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Amendment whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

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       (iii)  consummation of a reorganization, merger or consolidation
     (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a 'Business Combination'), in each case, unless, immediately following such Business Combination,

               (A) the individuals and entities who were the Beneficial Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 8A.03 hereof), and

               (B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

               (C) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

       8A.03 Other Definitions. As used in Section 8A.02 hereof, the following words or terms shall have the meanings indicated:

       (i) Affiliate: 'Affiliate' (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

       (ii) Beneficial Owner: 'Beneficial Owner' (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or
     (ii) the power to dispose of, or to direct the disposition of, the security.

       (iii) Person: 'Person' shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that 'Person' shall not

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     include an underwriter temporarily holding a security pursuant to an offering of the security.

       (iv) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 8A.02(iii) hereof), 'Post-Transaction Corporation' shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, 'Post-Transaction Corporation' shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, 'Post-Transaction Corporation' shall mean such ultimate parent corporation.

                     ARTICLE 9:  RESTRICTIONS ON ASSIGNMENT

       The interest of an Employee or his Beneficiary or Spouse may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagement, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Employer or any affiliate of the Employer by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied. The interest of any Employee, Beneficiary or Spouse shall be held subject to the maximum restraint on alienation permitted or required by applicable Louisiana law.

                        ARTICLE 10:  NATURE OF AGREEMENT

       Eligible Employees and their Beneficiaries by virtue of participating under this Plan have only an unsecured right to receive benefits from their Employer as a general creditor of the Employer. The Plan constitutes a mere promise to make payments in the future. The adoption of the Plan and any setting aside of amounts by the Employer with which to discharge its obligations hereunder shall not be deemed to create a trust for the benefit of Eligible Employees or their Beneficiaries; except as provided in any trust document, legal and equitable title to any funds so set aside shall remain in the Employer, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Employer, present and future, and no payment shall be made under this Plan unless the Employer is then solvent. This provision shall not require the Employer to set aside any funds, but the Employer may set aside such funds if it chooses to do so.

                       ARTICLE 11:  CONTINUED EMPLOYMENT

       Nothing contained herein shall be construed as conferring upon any Employee the right to continue in the employ of the Employer in any capacity.

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        ARTICLE 12:  BINDING ON EMPLOYER, EMPLOYEES AND THEIR SUCCESSORS

       This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and each Eligible Employee and his heirs, executors, administrators and legal representatives.

                          ARTICLE 13:  LAWS GOVERNING

       This Plan shall be construed in accordance with and governed by the laws of the State of Louisiana, except to the extent that the Plan is governed by the Employee Retirement Income Security Act of 1974 ("ERISA"). It is the Employer's intent that the Plan shall be exempt from ERISA's provisions, to the maximum extent permitted by law. To the extent that the Plan is an excess benefit plan (as defined in Section 3(36) of ERISA), it shall be exempt from coverage entirely, as provided in ERISA Section 4(b)(5). The Plan is intended to be unfunded for federal income tax purposes and for purposes of title I of ERISA and intended to provide deferred compensation only for a select group of management or highly compensated employees and shall be exempt from Parts 2, 3, and 4 of ERISA, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

                           ARTICLE 14:  MISCELLANEOUS

       14.1 Claims and Appeal Procedures. All disputes over benefits allegedly due under this Plan shall be resolved through the procedures for making claims, and appealing from denials of claims, that are set forth in the Summary Plan Description of the Pension Plan.

       14.2 Recovery of Payments Made by Mistake. Notwithstanding anything to the contrary, an Eligible Employee or other person receiving amounts from the Plan is entitled only to those benefits provided by the Plan and promptly shall return any payment, or portion thereof, made by mistake of fact or law. The Committee may offset the future benefits of any recipient who refuses to return an erroneous payment, in addition to pursuing any other remedies provided by law.

       EXECUTED effective this 28th day of November, 2000.

                               TIDEWATER INC.


                               By: /s/ J. Keith Lousteau
                                  ---------------------------------
                                  J. Keith Lousteau
                                  Senior Vice President, Chief
                                  Financial Officer and Treasurer

ATTEST:


By: /s/ Michael L. Goldblatt
   ----------------------------
      Michael L. Goldblatt
      Assistant Secretary

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